Report of Independent Registered Public Accounting Firm

To the Directors and Trustees and Shareholders of
  The BlackRock Closed-End Funds

BlackRock Insured Municipal 2008 Term Trust	BlackRock Insured Municipal Term Trust
BlackRock Municipal 2018 Term Trust	BlackRock Municipal 2020 Term Trust
BlackRock Municipal Target Term Trust	BlackRock Strategic Municipal Trust
BlackRock California Insured Municipal 2008 Term Trust	BlackRock Florida Insured Municipal 2008 Term Trust
BlackRock California Municipal 2018 Term Trust	BlackRock Florida Municipal 2020 Term Trust
BlackRock New York Insured Municipal 2008 Term Trust	BlackRock Pennsylvania Strategic Municipal Trust
BlackRock New York Municipal 2018 Term Trust	BlackRock Preferred Opportunities Trust
BlackRock Global Floating Rate Income Trust	BlackRock High Income Shares
(each a “Trust” and collectively, the “Trusts”)

In planning and performing our audits of the financial statements of the BlackRock Closed-End Funds listed above as of and for the year ended December 31, 2005 in accordance with the Standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trusts is responsible for establishing and maintaining internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affect the company’s ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that thee is more than a remote likelihood that a misstatement of the comany’s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement or the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trusts’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Trusts’ internal controls over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2005.

This report is intended solely for the information and use of management and the Board of the BlackRock Closed-End Funds of the Trusts and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Boston, Massachusetts
February 27, 2006